UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2018

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.05	Costs Associated with Exit or Disposal Activities.

As part of its ongoing strategic reassessment, on October 31, 2018, management of Lowe’s Companies, Inc. (the “Company”) committed to close 20 underperforming stores across the U.S. and 31 locations in Canada, including 27 underperforming stores. The Company will close the underperforming stores to focus on its most profitable stores and improve the overall health of its store portfolio. The store closings are estimated to be completed by the end of the Company’s 2018 fiscal year (February 1, 2019).

The Company expects to recognize pre-tax total exit costs related to the planned store closings of $300 to $365 million, including costs associated with long-lived asset impairments, lease obligations, accelerated depreciation and amortization, and severance obligations.  Pre-tax charges associated with long-lived asset impairments are estimated to range from $85 to $100 million.  Pre-tax charges associated with lease obligations are estimated to range from $145 to $180 million. Pre-tax charges associated with accelerated depreciation and amortization are estimated to range from $45 to $55 million.  Pre-tax charges associated with severance obligations are expected to range from $25 to $30 million.  Charges for these exit costs are expected to be recorded in the third and fourth quarters of fiscal 2018.  In addition, the Company estimates that the net future cash outflows associated with these closures, consisting of net payments on the lease and severance obligations prior to any associated tax benefits to be approximately $170 to $210 million. All estimated amounts are subject to change until finalized.

Item 2.06	Material Impairments.

The information contained in Item 2.05 relating to the asset impairments is incorporated into this Item 2.06 by reference.

Item 7.01 Regulation FD Disclosure.

As part of its ongoing strategic reassessment, on November 5, 2018, the Company issued a press release announcing plans to close 20 underperforming stores across the U.S. and 31 locations in Canada, including 27 underperforming stores. The Company stated in its press release that it expects the financial impacts associated with these activities to be $0.28 to $0.34 per diluted share for fiscal 2018; these amounts were not contemplated in the business outlook for fiscal 2018, which the Company provided on August 22, 2018 in its second quarter earnings release.  A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

This information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 5, 2018, announcing the Company’s closing of underperforming stores.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “expect” and “estimate” and similar expressions are forward-looking statements. Forward-looking statements include, but are not limited to, statements about Lowe’s plans, objectives, priorities, expectations and intentions, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts. Although we believe that the expectations, opinions and comments reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties, and we can give no assurance that such statements will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to our ability to successfully execute on our strategy and implement our strategic initiatives. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results

of Operations—Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC.

The foregoing list of important factors that may affect future results is not exhaustive. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events or otherwise, except as may be required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: November 5, 2018	By:	/s/ Matthew V. Hollifield
Matthew V. Hollifield Senior Vice President and Chief Accounting Officer